Exhibit 99-1


                     MULTIMEDIA, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF EARNINGS

              YEARS ENDED DECEMBER 31, 1994, 1993,  AND 1992


(In thousands except per-share data)                            1994       1993       1992
Operating revenues:
    Newspapers                                               $150,140     135,920    132,485
    Broadcasting                                              142,841     133,035    137,188
    Cable                                                     165,406     164,598    144,383
    Entertainment                                             147,512     161,588    129,122
    Security                                                   24,584      16,750     10,262
       Total operating revenues                               630,483     611,891    553,440
Operating costs and expenses:
    Production                                                229,390     229,385    202,865
    Selling, general and administrative                       158,248     147,903    134,488
    Depreciation and amortization                              53,402      50,200     42,982
       Total operating costs and expenses                     441,040     427,488    380,335
       Operating profit                                       189,443     184,403    173,105
Interest expense                                               59,142      61,996     71,820
Other income (expense), net                                    25,584       1,494       (447)
       Earnings before income taxes, minority
         interest and cumulative effect of
         changes in accounting principles                     155,885     123,901    100,838
Income taxes                                                   64,693      38,703     41,343
Minority interest in subsidiaries' losses (income), net        (1,163)        320      1,009
       Earnings before cumulative effect of change in
         accounting principles                                 90,029      85,518     60,504
Cumulative effect of changes in accounting principles                      14,332
       Net earnings                                          $ 90,029      99,850     60,504
Earnings per share before cumulative effect of
    change in accounting principles                          $   2.35        2.23       1.61
Cumulative effect of changes in accounting principles                         .37
Earnings per share                                           $   2.35        2.60       1.61
Weighted average shares                                        38,279      38,374     37,593




SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


                       MULTIMEDIA, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                 YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992



(In thousands)                                               1994          1993         1992
Common Stock:
    Balance at beginning of year                        $    3,721         3,680         3,507
    Stock options exercised                                     41            41           173
    Balance at end of year                                   3,762         3,721         3,680
Additional paid-in capital:
    Balance at beginning of year                           177,689       164,367       140,435
    Stock options exercised                                  4,453         6,882         7,676
    Tax benefit from exercise of employee stock
      options                                                2,691         2,084        12,875
    Amortization of stock options                            3,391         4,356         3,381
    Balance at end of year                                 188,224       177,689       164,367
Retained earnings (deficit):
    Balance at beginning of year                          (358,930)     (458,780)     (519,284)
    Net earnings                                            90,029        99,850        60,504
    Balance at end of year                                (268,901)     (358,930)     (458,780)
    Total stockholders' equity                          $  (76,915)     (177,520)     (290,733)



SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


                       MULTIMEDIA, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992


(In thousands)                                                   1994        1993          1992

Cash flows from operating activities:
    Net earnings                                             $  90,029       99,850        60,504
    Adjustments to reconcile net earnings to net cash
       provided by operating activities:
       Depreciation and amortization                            53,402       50,200        42,982
       Amortization of program rights                           13,189       14,035        18,277
       Amortization of debt issue costs                          1,112        1,117         1,058
       Cumulative effect of changes in accounting
         principles                                                         (14,332)
       Minority interest in subsidiaries' (losses)
         income, net                                             1,163         (320)       (1,009)
       Amortization of stock options                             3,391        4,356         3,381
       Gain on disposal of assets, net                         (25,001)        (739)            0
       Increase (decrease) in deferred income taxes              9,559       (3,516)          788
       (Increase) decrease in current assets:
         Trade accounts receivable                              (9,075)      (6,276)       (6,830)
         Inventories, deferred income tax benefits,
            deferred program costs and prepaid
            expenses and other                                  (4,670)      (7,972)           12
       Increase (decrease) in current liabilities:
         Accounts payable, accrued payroll
            and accrued expenses                                10,514        8,144         6,133
         Accrued interest                                         (328)      (5,412)       (1,887)
         Income taxes payable                                   (2,539)      17,199         7,884
         Unearned income                                         1,354        1,714         1,299
         Net cash flows provided by operating
           activities                                          142,100      158,048       132,592
Cash flows from investing activities:
    Additions to property, plant and equipment                 (83,028)     (47,378)      (37,493)
    Proceeds from disposal of assets                            48,475        4,678             0
    Acquisitions of properties                                 (11,045)     (13,170)      (78,710)
    Other                                                       (1,077)      (4,485)        1,224
         Net cash (used for) investing activities              (46,675)     (60,355)     (114,979)
Cash flows from financing activities:
    Addition (reduction) in revolving credit, net              (28,000)     (59,000)       20,500
    Long-term debt retired                                     (64,440)     (21,998)      (31,630)
    Program rights payments                                    (12,777)     (17,454)      (16,463)
    Proceeds from exercise of employee stock options             4,363        6,923         7,849
    Other                                                          597          272            10
         Net cash (used for) financing activities             (100,257)     (91,257)      (19,734)
Increase (decrease) in cash and cash equivalents                (4,832)       6,436        (2,121)
Cash and cash equivalents, beginning of year                    11,034        4,598         6,719
         Cash and cash equivalents, end of year              $   6,202       11,034         4,598


SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


                       MULTIMEDIA, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                          DECEMBER 31, 1994 AND 1993



(In thousands except share data)                                 1994         1993
ASSETS
Current assets:
    Cash and cash equivalents                                $   6,202        11,034
    Trade accounts receivable, less allowances for
      discounts and uncollectible accounts of
       $4,818 in 1994 and $3,713 in 1993                        93,426        85,756
    Inventories                                                  4,643         4,408
    Deferred income tax benefits                                 9,581         8,856
    Program rights                                               7,570         8,476
    Deferred program costs                                      10,923         9,670
    Prepaid expenses and other                                   6,795         5,516
       Total current assets                                    139,140       133,716
Property , plant and equipment, at cost:
    Land and land improvements                                   5,295         5,313
    Buildings                                                   42,701        39,155
    Broadcasting equipment                                      52,294        53,898
    Publishing equipment                                        60,857        58,599
    Cable equipment                                            309,718       272,899
    Other equipment and fixtures                                83,698        68,559
    Construction in progress                                     4,186         1,710
       Total                                                   558,749       500,133
    Less accumulated depreciation                              283,522       259,371
       Net property, plant and equipment                       275,227       240,762
Intangible assets, net                                         242,078       251,356
Other assets                                                    27,533        29,340
                                                             $ 683,978       655,174

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Current installments of long-term debt                   $  30,254           393
    Accounts payable                                            24,512        20,557
    Accrued interest                                             2,671         2,999
    Accrued payroll                                              8,386         5,884
    Accrued expenses                                            38,148        30,465
    Income taxes payable                                        10,202        15,432
    Program rights payable                                       7,793         8,540
    Unearned income                                             20,556        19,416
       Total current liabilities                               142,522       103,686
Long-term debt, excluding current installments                 542,303       664,604
Deferred income taxes                                           54,090        44,046
Other liabilities                                                3,294         2,837
Minority interest                                               18,684        17,521
Stockholders' equity (deficit):
    Common stock of $.10 par value per share.
       Authorized 100,000,000 shares and issued
         37,620,000 shares in 1994 and 37,210,000
          shares in 1993                                         3,762         3,721
    Additional paid-in capital                                 188,224       177,689
    Retained earnings (deficit)                               (268,901)     (358,930)
       Total stockholders' equity (deficit)                    (76,915)     (177,520)
                                                             $ 683,978       655,174

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                       MULTIMEDIA, INC. AND SUBSIDIARIES


                    1994 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The consolidated financial statements include the accounts of Multimedia, Inc. and subsidiaries. Significant inter-company items are eliminated in consolidation.

REVENUE RECOGNITION
Revenue is recognized when programming and advertising are aired or printed, or when services are rendered.

CASH EQUIVALENTS
Cash equivalents include investments with banks with original maturities of three months or less. Cash investments totaled $11,345,000 at December 31, 1994. Cash investments with banks totaled $11,135,000 at December 31, 1993.

INVENTORIES
Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value) and include newsprint and supplies.

DEPRECIATION
Depreciation for financial reporting purposes is calculated principally on a straight-line basis over the estimated useful lives of the respective assets. Depreciation expense for 1994, 1993 and 1992 was $39,025,000, $35,422,000 and
$31,710,000, respectively.

OTHER ASSETS
DEFERRED LOAN COSTS
Deferred loan costs include amounts incurred in connection with raising bank and Senior Note debt. The costs are amortized using the interest method over periods up to 10 years.

DEFERRED COSTS
Deferred costs include amounts deferred during the start-up and prematurity periods for cable systems under development and costs associated with the acquisition of security accounts. These costs are amortized on a straight-line basis over periods up to 15 years.

PROGRAM RIGHTS
Program rights represent agreements with programming syndicators for television program material. When the program or film becomes available for telecasting, the cost of the contract is recorded as an asset and the corresponding contractual obligation as a liability. The cost is amortized over the expected number of telecasts. The portion of the cost to be amortized within one year and after one year is reflected in the consolidated balance sheets as current and noncurrent assets, respectively. The payments under these contracts due within one year and after one year are similarly classified as current and noncurrent liabilities.

INTANGIBLE ASSETS
Intangible assets, which include cable television franchise rights, represent the excess of the cost of properties acquired over the amounts assigned to the net tangible assets at dates of acquisition. Intangible assets arising from acquisitions after October 31, 1970, are amortized on a straight-line basis over periods up to 40 years. Intangibles acquired prior to October 31, 1970, will be amortized only to the extent there is a permanent decline in value. The
Company assesses the recoverability of these intangible assets by determining whether the amortization of the balance over its remaining life can be recovered through projected undiscounted future cash flows.

INTEREST RATE SWAP AND CAP AGREEMENTS
The interest rate swap agreements are being accounted for as a hedge of the obligation, and accordingly, the net swap settlement amount is recorded as an adjustment to interest expense in the period incurred. The net swap settlement amounts for 1994, 1993 and 1992 resulted in charges to interest expense of $1.1 million, $2.1 million and $7.8 million, respectively.
The interest rate swap and cap agreements expire at various times from 1995 through 1997. The Company believes that the sellers of the swap and cap agreements will be able to meet their obligations under the agreements. The purpose of the Company's involvement in interest rate swaps and caps is to minimize the Company's exposure to interest rate fluctuations on its floating rate debt. The Company believes that it has no material concentration of credit or market risks with respect to these interest rate protection agreements.

INCOME TAXES
Effective January 1, 1993, the Company adopted SFAS
No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax


                   MULTIMEDIA, INC. AND SUBSIDIARIES

            1994 NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS

rates in effect for the year in which those temporary differ-ences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In 1992, pursuant to APB Opinion 11, deferred income taxes were recognized for income and expense items that were reported in different years for financial reporting purposes and income tax purposes using the tax rate applic-able for the year of the calculation.

EARNINGS PER SHARE
Earnings per share are computed based on the weighted average number of shares of common stock and common stock equivalents outstanding during each year. Common stock equivalents are dilutive stock options determined by using the treasury stock method.

MINORITY INTEREST
Minority interest represents the minority shareholders' proportionate share of the equity and the income or loss of certain consolidated subsidiaries, primarily WKYC-TV,
Inc. The Company owns 51% of WKYC-TV, Inc.

ACCOUNTING CHANGES
Effective January 1, 1993, the Company adopted SFAS
No. 109, "Accounting for Income Taxes." SFAS No. 109 required a change from the deferred method, under APB Opinion 11, to the asset and liability method of accounting for income taxes. The cumulative effect of this change in accounting ($15.4 million) was determined as of January 1, 1993.

The Company adopted SFAS No. 106, "Employers'
Accounting for Postretirement Benefits Other Than
Pensions," as of January 1, 1993, which requires accrual, during an employee's active years of service, of the expected costs of providing postretirement benefits to employees and their beneficiaries and dependents. The Company's accumulated postretirement benefit obligation as of December 31, 1992, based upon calculations performed by the Company's actuarial consultant, was $1.1 million, net of tax.

The net cumulative effect of the above changes
($14.3 million) is reported separately in the 1993 consoli-dated statement of earnings. The effect of these changes on earnings before cumulative effect of changes in accounting principles in 1993 was not material. Financial statements for years prior to 1993 have not been restated.

Beginning January 1, 1994, the Company began reporting operating revenues for its television and radio stations net of agency commissions and national represen-tation fees. The prior years' consolidated statements of earnings have been restated to reflect this change. This change has no impact on net earnings or earnings per share.

(2) RECAPITALIZATION MERGER
On September 20, 1985, the Company's shareholders approved a Recapitalization Agreement and Plan of Merger
(the "Recapitalization Merger"). The Recapitalization
Merger was consummated on October 1, 1985, and was accounted for as a redemption not subject to purchase accounting. This resulted in a charge to retained earnings of approximately $887 million.

(3) ACQUISITIONS
In 1994, the Company purchased the accounts of existing security alarm monitoring companies for approximately $7,200,000 in cash. The purchase price has been assigned to property, plant and equipment ($3,500,000) and other assets ($3,700,000). Other acquisitions for 1994 included a small cable television system and the purchase of the remaining 20% interest in certain Illinois cable franchises. The purchase price of these other acquisitions is considered immaterial.

In 1993, the Company purchased the accounts of existing security alarm monitoring companies for approx-imately $12,100,000 in cash. The purchase price has been assigned to property, plant and equipment ($6,100,000)
and other assets ($6,000,000). Other acquisitions for 1993 included the purchase of the remaining 20% interest in an existing Illinois cable television franchise. The purchase price is considered immaterial.

On December 3, 1992, the Company purchased
Indiana cable television systems with approximately
28,000 subscribers for approximately $58,000,000 in cash.
The purchase price has been assigned to property, plant and equipment ($18,700,000), intangibles ($37,100,000) and other assets ($2,200,000).

The following unaudited pro forma summary presents the results as if the acquisition of Indiana cable television systems had occurred on January 1, 1992, after giving effect to certain adjustments including interest expense on the acquisition debt. The pro forma results do not necessarily represent results which would have occurred


                     MULTIMEDIA, INC. AND SUBSIDIARIES

              1994 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS if the acquisition had occurred on the date indicated nor does it indicate results which may occur in the future.


(In thousands except per-share data)                                  1992
Total operating revenues                                           $585,878
Net earnings                                                         58,105
Earnings per share                                                     1.55


In February 1992, the Company also purchased an Illinois cable television system with approximately 5,000 subscribers for approximately $9,500,000 in cash. The pur-chase price has been assigned to property, plant and equipment ($8,400,000) and intangibles ($1,100,000).

In 1992, the Company also purchased the accounts of existing security alarm monitoring companies for approx-imately $8,500,000 in cash. The purchase price has been assigned to property, plant and equipment ($4,200,000)
and other assets ($4,300,000). Other acquisitions for 1992 included purchases of the remaining 20% interest in two existing Illinois cable television franchises. The purchase price of these interests is considered immaterial.

The operations of all acquired businesses for the three year period ended December 31, 1994, have been included in the consolidated statements of earnings since the dates of acquisition. Other than the Indiana cable tele-vision systems, the pro forma effects of the acquisitions on operating revenues, net earnings and net earnings per share for the year of acquisition and for the year immediately preceding the year of acquisition are not significant and are not presented.

(4) OTHER ASSETS
Other assets include:


(In thousands)                                              1994       1993
Deferred loan costs, net of accumulated
     amortization of $5,505 in 1994 and
      $4,372 in 1993                                    $   5,646      6,780
Deferred costs, net of accumulated
    amortization of $12,232 in 1994
     and $9,995 in1993                                     14,740     14,376
Program rights                                                 56        318
Other                                                       7,091      7,866
    Total                                                 $27,533     29,340


(5) INTANGIBLE ASSETS
Intangible assets include:


(In thousands)                                               1994        1993
Excess of cost over net tangible assets:
     30-40 year life                                       $205,597    209,149
     10-20 year life                                          7,810      7,804
Franchise costs:
     30-40 year life                                         43,986     41,266
     10-20 year life                                         38,867     37,899
Less accumulated amortization                               (73,038)   (63,803)
Amounts not being amortized                                  18,856     19,041
     Total                                                 $242,078    251,356


(6) LONG-TERM DEBT
A summary of long-term debt follows:


(In thousands)                                              1994       1993
Bank credit facility:
     Term loan                                            $102,000    166,000
     Revolving credit                                       33,500     61,500
Senior notes                                               400,000    400,000
Note payable                                                36,750     36,750
Notes payable in quarterly or annual
     installments through June 1998                            307        747
       Total long-term debt                                572,557    664,997
Less current installments                                   30,254        393
     Long-term debt, excluding
       current installments                               $542,303    664,604


BANK CREDIT FACILITY
The bank credit facility is comprised of a $355 million revolving credit line and a $102 million term loan. The commitment levels which remain in effect during the years ended are as follows:


(In thousands)                               Revolving        Term
Date                                           Credit         Loan        Total
December 31,1994                               $355,000      102,000     457,000
December 31,1995                                290,000       76,000     366,000
December 31,1996                                225,000       50,000     275,000
December 31,1997                                160,000       24,000     184,000
December 31,1998                                 90,000                   90,000
December 31,1999                                 30,000                   30,000
June 30, 2000


The bank credit facility has a floating interest rate based on the Company's debt to annualized operating cash flow ratio. At December 31, 1994, the interest rate (approx-imately 6.8%) for these bank notes was the LIBOR rate plus 5/8% or the prime rate. A commitment fee of 3/8% per annum on the unused portion of the revolving credit


             MULTIMEDIA, INC. AND SUBSIDIARIES
                            30

           1994 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

commitment must be paid quarterly. The Company has the option under the bank Credit Agreement to seek bids from the various banks for alternative interest rates. The Company has interest rate swap agreements which effec-tively fix the LIBOR rate on $75 million of its floating rate debt at approximately 5.7%. These interest rate swap agree-ments expire at various times between June 1996 and November 1996. The Company also has an interest rate cap agreement which effectively caps LIBOR on $25 million of its floating rate debt at approximately 7.0%, which expires in December 1995. In addition, the Company has an inter-est rate cap which caps LIBOR at 7% on $25 million, which begins in 1996 and expires in 1997.


SENIOR NOTES
The Senior Notes are comprised of five series which have maturities from 1995 through 2005 with an original aver-age life of 10 years and bear interest at a composite rate of approximately 10.7%. The remaining average life is 5.5 years. Information regarding each series follows:


                                          Principal    Interest
(In thousands)      Due Dates              Amount       Rate 2
Series A           June 29,1995          $  30,000      10.23%
Series B           June 29,1996             30,000      10.36%
Series C           June 29,1997             30,000      10.50%
Series D           June 29,1998             70,000      10.61%
Series E1          June 29,1999            240,000      10.92%
                     through
                   June 29, 2005
                                          $400,000

1 One-seventh of the principal amount due each June 29 for the years
  1999 to 2005.

2 Interest is payable semi-annually on June 29 and December 29.


COVENANTS
The bank Credit Agreement and/or Senior Notes contain covenants which limit (i) payment of dividends;
(ii) purchase of capital stock of the Company; (iii) incur-rence of indebtedness; (iv) acquisitions outside of the Company's current lines of business; (v) liens; (vi) invest-ments; (vii) transactions with affiliates; (viii) sales of assets; and (ix) certain extraordinary transactions. In addition, one or both of the agreements require the Company to maintain specific ratios of debt to annualized operating cash flow, annualized operating cash flow to interest expense and annualized operating cash flow to fixed charges.
Management believes it is in compliance with all covenants.


NOTE PAYABLE
In 1990, in addition to purchasing a 51% equity interest in WKYC from NBC, the Company purchased a 51% interest in a $75 million principal promissory note of WKYC which was held by NBC. As a result, 51% of the note is now due to the Company, and NBC retained a 49% interest in that note ($36.8 million), which bears interest at a rate of 10% payable semi-annually on January 15 and July 15. The principal amount is due in full on December 26, 1997.

OTHER
The other notes payable include a $20,000,000 commit-ment to the Company which expires on July 28, 1995.
There were no outstanding borrowings at December 31, 1994, under this commitment. The interest rate on this commitment is the overnight Federal Funds rate plus
1.50% or competitive bid rates, as available. A commit-ment fee of 1/16% per annum on the unused portion of the commitment must be paid quarterly. The remaining notes payable have fixed interest rates ranging from 8% to 11.25%.

The minimum aggregate annual repayments of long-term debt during the next five years, excluding the bank credit facility, are as follows (in thousands): 1995, $30,254; 1996, $30,062; 1997, $66,777; 1998, $70,012;
1999, $34,286.


(7) DISCLOSURES ABOUT FAIR VALUE
    OF FINANCIAL INSTRUMENTS
The carrying amount of cash and cash equivalents, trade accounts receivable, accounts payable and accrued expenses approximates fair value because of the short maturity of these instruments. The fair value of the interest rate swaps or caps is the estimated amount that the Company would receive or pay to eliminate the swap or cap agreements at the reporting date, taking into account current interest rates and the current credit-worthiness of the swap counterparties. The fair value of the Company's long-term debt is based on estimates of market prices for the same or similar issues and on the current rates offered to the Company for debt of the same remaining maturities. The fair value of program rights payable is the present value of the future obligations.


                          MULTIMEDIA, INC. AND SUBSIDIARIES
                                        31

                     1994 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(7) DISCLOSURES ABOUT FAIR VALUE
    OF FINANCIAL INSTRUMENTS (CONTINUED)

Estimated fair values of the Company's financial instruments are as follows:

(In thousands)                         1994
                                Carrying    Fair
Assets:                          Amount     Value
Interest rate cap agreements  $    524       654
Interest rate swap agreements       -      2,564
Liabilities:
Long-term debt:
  Bank credit facility         135,500   135,500
  Senior notes                 400,000   429,638
  Note payable                  36,750    37,856
  Other notes payable              307       307
  Program rights payable         7,793     7,514

(8) INCOME TAXES
Total income tax expense for the years ended December 31, 1994 and 1993 was allocated as follows:


(In thousands)                              1994        1993
Income from continuing operations        $64,693      38,703
Cumulative effect of change in
   accounting principle- adoption
   of SFAS No. 106                           -          (755)
Stockholders' equity- additional paid-in
   capital for compensation expense
   for tax purposes in excess of
   amounts recognized for financial
   reporting purposes                     (2,691)     (2,084)
     Total income tax expense            $62,002      35,864

Income tax expense (benefit) includes:

(In thousands)

                 1994      1993      1992
Federal:
   Current     $46,260    28,905    33,821
   Deferred      7,827     1,844       263
                54,087    30,749    34,084
State:
   Current       9,114     7,783     7,369
   Deferred      1,492       171      (110)
                10,606     7,954     7,259
     Total     $64,693    38,703    41,343

    The items comprising the difference in taxes on income computed at the U.S. statutory rates (35% in 1994 and 1993 and 34% in 1992) and the amounts provided follow:

(In thousands)                       1994         1993       1992
Computed expected tax expense        $54,560      43,365     34,285
Increase (reduction) in tax expense
   resulting from:
   State income taxes, net of
     Federal income tax benefit        6,894       5,170      4,791
   Amortization                        1,822       1,796      1,756
   Reduction for settlement
     of IRS exam                                 (12,372)
   Additional provision for
     (reduction in) income taxes         902        (365)       799
   Other, net                            515       1,109       (288)
Actual tax expense                   $64,693      38,703     41,343

   The significant components of deferred income tax expense attributable to income from continuing opera-tions for the years ended December 31, 1994 and 1993 are as follows:

(In thousands)                        1994      1993
Deferred tax expense (exclusive of
   the effect of the following item)  $9,319    1,195
Adjustment to deferred tax assets
   and liabilities for enacted
   changes in tax laws and rates                  820
                                      $9,319    2,015

For the year ended December 31, 1992, deferred income tax expense (benefit) of $153,000 resulted from timing differences in the recognition of income and expense for income tax and financial reporting purposes. The sources and tax effects of these timing differences are presented below:


(In thousands)                    1992
Accelerated depreciation        $   304
Amortization                     (1,108)
Accrued expenses and allowances    (717)
Other, net                        1,674

                                $   153

                       MULTIMEDIA, INC. AND SUBSIDIARIES
                                       32

                1994 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1994 and 1993 are presented below:


(In thousands)                             1994        1993

Deferred tax assets:
   Amortization of stock options           $ 4,225     3,214
   Accrued expenses and allowances          10,249    10,294
     Total gross deferred tax assets        14,474    13,508
     Less-valuation allowance
     Net deferred tax assets                14,474    13,508
Deferred tax liabilities:
   Accelerated depreciation                 51,661    38,911
   Amortization                              6,856     9,018
   Other, net                                  466       769
     Total gross deferred tax liabilities   58,983    48,698
     Net deferred tax liability            $44,509    35,190

Management believes that a valuation allowance is not necessary based upon the level of historical tax-able income and the projections for future taxable income over the periods during which the deferred tax assets are deductible.

The Internal Revenue Service (IRS) has examined the
Company's federal consolidated income tax returns through 1989. In 1993 the Company reached an agreement with the IRS as to the 1982 through 1986 tax liabilities. The agreed to settlement principally involved purchase price alloca-tions related to cable acquisitions and characterization of professional fees incurred in 1985 and was less than the amounts previously accrued. This agreement resulted in a reduction in income taxes.

The IRS has issued notices of deficiency with regard to the Company's tax returns for 1987 through 1989. The
Company is contesting these deficiencies. The deficien-cies principally involve various acquisition issues related primarily to the cable division. The Company is continu-ing to vigorously contest the assessments, but the ultimate resolution of these matters cannot be ascertained at this time. The Company believes that it has adequately provided for agreed-upon and potential deficiencies, including interest.

(9) COMMON STOCK,  STOCK OPTIONS
    AND PREFERRED STOCK

The Company has adopted five stock option plans (the
Restricted Option Plan, Performance Option Plan, New
Key Executive Plan, 1991 Stock Option Plan and Director's
Option Plan) and signed stock option agreements with Phillip J. Donahue and Sally Jessy Raphael. Each option is for one share of common stock.

All of the 1,513,494 authorized options, exercisable at $.33 per share, under the Restricted Option Plan were granted in 1985. Fair market value of the stock on the date of grant was $3.33 per share. Options for 679,810 shares were outstanding on December 31, 1991, all of which were exercised in 1992. There were no outstanding options under the Restricted Option Plan as of the end of 1994.

All of the 1,032,498 authorized options, exercisable at $3.33 per share, under the Performance Option Plan were granted in 1985. Fair market value of the stock on the date of grant was $3.33 per share. The Performance
Options became exercisable as defined operating cash flow goals of the Company were equaled or exceeded. Options for 264,555 shares were outstanding on December 31, 1991. Options for 64,555 shares were exercised in 1992, and options for 200,000 shares were exercised in 1994. No options remain outstanding under this plan.

The forfeited shares from the Restricted Option Plan and the Performance Option Plan are now available for options which may be granted under the New Key
Executive Plan.

The New Key Executive Plan, 1991 Stock Option
Plan, Director's Stock Option Plan and agreements with Phillip J. Donahue and Sally Jessy Raphael authorize the granting of 8,085,372 options. Generally, options granted under these plans are exercisable to the extent of 20% per year, beginning approximately one year following date of grant, provided the holder of the option is still an employee of or is rendering services to the Company at such time. Option prices, which are established by the Board of Directors or a committee thereof, have been determined based on the market values on dates of grant, except for 1,542,400 options granted in 1987 through 1992 at prices ranging from $3.33 to $23.00 per share. Information regarding options under the New Key Executive Plan,


                 MULTIMEDIA, INC. AND SUBSIDIARIES
                                33

              1994 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9) COMMON STOCK,  STOCK OPTIONS
    AND PREFERRED STOCK (CONTINUED)

1991 Stock Option Plan, Director's Stock Option Plan and
Donahue and Sally Jessy Raphael agreements follows:


                              1994          1993         1992
Outstanding at January 1:
   Options                  2,555,640    2,755,700    3,340,173
   Price                    $   3.33-    $   3.33-    $   3.33-
                            $   35.00    $   29.00    $   28.67
Granted:
   Options                    827,500      385,000      448,000
   Price                    $  26.25-    $  32.13-    $  15.00-
                            $   34.25    $   35.00    $   29.00
Forfeited or canceled:
   Options                    162,300      178,280       38,550
   Price                    $  15.00-    $   3.33-    $  15.21-
                            $   34.25    $   35.00    $   27.10
Exercised:
   Options                    200,560      406,780      993,923
   Price                    $   9.92-    $   3.33-    $   3.33-
                            $   29.00    $   27.10    $   27.10
Outstanding at December 31:
   Options                  3,020,280    2,555,640    2,755,700
   Price                    $   3.33-    $   3.33-    $   3.33-
                            $   35.00    $   35.00    $   29.00
Exercisable at December 31:
   Options                  1,685,347    1,365,698    1,171,770
   Price                    $   3.33-    $   3.33-    $   3.33-
                            $   34.75    $   35.00    $   28.67

Compensation expense of $3,390,750, $4,356,000 and $3,381,000 is included in selling, general and admin-istrative expense in 1994, 1993 and 1992, respectively, related to the amortization of the deferred compensation on the options issued under the above plans.

The Company has 600,000 shares of authorized but unissued 5% convertible cumulative preferred stock of $20 par value per share.

(10) SHAREHOLDER RIGHTS PLAN
In September 1989, the Company declared a dividend distribution of one common share purchase Right for each outstanding share of the Company's common stock. The
Rights are designed to assure that all the Company's share-holders, other than an acquiring shareholder, receive equal treatment in the event of any proposed takeover of the Company. Each Right will entitle shareholders to buy one share of common stock at an exercise price of $133.33.

The Rights will be exercisable only if a person or group acquires 15% or more of the Company's common stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 15% or more of the common stock. If a person or group acquires 15% or more of the Company's outstanding common stock, each holder of a Right, other than Rights beneficially owned by the acquiring person, will have the right to purchase common shares of the Company having a market value of twice the exercise price of the Right. If the Company is acquired in a merger or other business combi-nation transaction, each holder of a Right will thereafter have the right to purchase common shares of the acquiring company which at the time of such transaction will have a market value of twice the exercise price of the Right.

Prior to the acquisition by a person or group of bene-ficial ownership of 15% or more of the Company's common stock, the Rights are redeemable for one-third of one cent per Right at the option of the Board of Directors. If unexer-cised, the Rights expire September 6, 1999.

(11) OTHER INCOME (EXPENSE)
Other income (expense) includes:


(In thousands)                    1994         1993     1992
Gain on disposal of assets , net $25,001       739       ---
Interest income                      779       904        82
Other, net                          (196)     (149)     (529)
                                 $25,584     1,494      (447)

In August 1994, the Company sold its wireless cable operations for $35.1 million resulting in a gain of $22.0 million before taxes. In addition, throughout 1994, the Company sold its radio properties in Milwaukee, Wisconsin; Shreveport, Louisiana; and Greenville, South Carolina. The proceeds from these transactions were $13.3 million resulting in gains of $8.1 million before taxes.
The Company also discontinued its made-for-television movies business in 1994, resulting in losses of $3.4 million before taxes.

In January 1993, the Company sold its mobile video production business for $4.5 million, which resulted in a gain of $2.3 million before taxes.

Gain on disposal of assets, net, is net of approxi-mately $3.0 and $1.0 million in 1994 and 1993, respectively, in writeoffs of cable equipment related to rebuilds. Interest income includes $.5 and $.8 million, respectively, in 1994 and 1993, in refunds received from the IRS related to the settlement of its audits of the Company's 1982 through 1986 federal consolidated income tax returns.

              MULTIMEDIA, INC. AND SUBSIDIARIES
                            34

              1994 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12) EMPLOYEE BENEFIT PLANS
PENSION PLANS

The Company and its subsidiaries have noncontributory pension plans which cover substantially all employees who meet age and service requirements. The pension plans provide defined benefits that are based on years of credited service, average compensation (as defined) and the primary social security benefit. Contributions to the plans are based on the Entry Age Normal actuarial funding method and are limited to amounts that are currently deductible for tax reporting purposes. Assets held by the pension plans include equity securities, corporate and government bonds, and cash and short term assets.

The weighted average discount rate and the rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obliga-tion were 8.0% and 6.5%, respectively, in 1994, and 7.25% and 6.5%, respectively, in 1993. The expected long-term rate of return on assets was 8% in 1994 and 1993.

The following tables set forth the pension plans' funded status and amounts recognized in the Company's consolidated financial statements at December 31, 1994, and 1993:


(In thousands)                           1994         1993
Actuarial present value of accumulated
   benefit obligation, including vested
   benefits of $35,218 in 1994 and
   $36,308 in 1993                      $36,846      37,854
Projected benefit obligation            $48,698      50,603
Plan assets at fair value                57,127      59,817
Excess of plan assets over the
   projected benefit obligation         $ 8,429       9,214
Unrecognized net gain                    (2,341)     (2,704)
Unrecognized net asset being amortized
   over an average of 17 years           (4,605)     (5,180)
Other                                    (1,601)     (1,298)
   Prepaid (accrued) pension costs
     included in other assets           $  (118)         32



(In thousands)                    1994         1993          1992

Net pension expense (income)
   included the following
   components:
   Service cost                   $ 2,183       2,206       1,942
   Interest cost                    3,528       3,312       3,029
   Actual return on plan assets       583      (5,310)     (3,547)
   Net deferral and amortization   (6,099)         20      (1,654)
     Net pension expense (income) $   195         228        (230)


THRIFT PLAN
The Company and its subsidiaries have a salary deferral thrift plan for all eligible employees. The Company and its subsidiaries match contributions by employees up to 2% of their salaries. Company contributions charged to operations in 1994, 1993 and 1992 were $1,405,000,
$1,359,000 and $1,216,000, respectively. Thrift plan costs are funded biweekly.

OTHER POSTRETIREMENT BENEFITS
The Company sponsors unfunded postretirement benefit plans that provide health care, life insurance and other postretirement benefits to certain retired employees. The health care plans generally include participant contribu-tions, co-insurance provisions, limitations on the Company's obligation and service-related eligibility requirements. The net postretirement benefit liability and periodic post-retirement benefit cost associated with these plans are not material.

SUPPLEMENTAL RETIREMENT PROGRAM
The Company has an unfunded Supplemental Retirement
Program ("SERP"), not included in the above table, for certain executive officers. The actuarial present value of accumulated benefit obligation at December 31, 1994 and 1993 was $2,058,000, $1,355,000, respectively. The expense for 1994, 1993 and 1992 was $703,000, $606,000 and $519,000,
respectively.


                 MULTIMEDIA, INC. AND SUBSIDIARIES
                                35

               1994 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(13) QUARTERLY OPERATING RESULTS (UNAUDITED)
The Company's quarterly operating results for 1994 and 1993 are presented below.


(In thousands except per-share data)
Quarter Ended                                                March 31    June 30  September 30 December 31

1994
Operating revenues                                           $146,419    159,231    152,650    172,183
Operating profit                                               40,918     49,851     47,713     50,961
Net earnings                                                   17,334     19,443     30,469     22,783
Net earnings per share                                            .45        .51        .80        .59
1993
Operating revenues                                           $139,521    157,062    147,816    167,492
Operating profit                                               38,130     46,605     45,737     53,931
Earnings before cumulative effect of changes in accounting
  principles                                                   15,198     18,267     30,241     21,812
Net earnings                                                   29,530     18,267     30,241     21,812
Earnings per share be ore cumulative effect
   of changes in accounting principles                            .40        .48        .79        .56
Net earnings per share                                            .77        .48        .79        .56


(14) INDUSTRY SEGMENTS
Financial information by industry segment for each of the years in the three-year period ended December 31, 1994, is summarized below:


(In thousands)                   1994         1993         1992

Operating revenues:
   Newspapers                  $150,140      135,920      132,485
   Broadcasting                 142,841      133,035      137,188
   Cable                        165,406      164,598      144,383
   Entertainment                147,512      161,588      129,122
   Security                      24,584       16,750       10,262
                               $630,483      611,891      553,440
Operating profit:
   Newspapers                    45,427       37,667       37,698
   Broadcasting                  51,756       38,816       38,191
   Cable                         52,555       56,645       50,692
   Entertainment                 52,074       63,285       55,841
   Security                       3,048        1,838        1,818
                                204,860      198,251      184,240
   Less corporate expenses      (15,417)     (13,848)     (11,135)
                               $189,443      184,403      173,105
Depreciation and amortization:
   Newspapers                     5,868        6,049        5,962
   Broadcasting                   8,600        9,031        9,888
   Cable                         31,569       28,817       22,387
   Entertainment                  1,158        2,024        1,960
   Security                       6,050        4,140        2,640
                                 53,245       50,061       42,837
   Corporate                        157          139          145
                               $ 53,402       50,200       42,982



(In thousands)                  1994        1993       1992

Additions to property, plant
   and equipment:
   Newspapers                    6,542      4,611      6,785
   Broadcasting                  4,892      4,025      5,142
   Cable                        57,724     32,413     22,159
   Entertainment                 1,603        497        574
   Security                     11,881      5,704      2,739
                                82,642     47,250     37,399
   Corporate                       386        128         94
                              $ 83,028     47,378     37,493
Identifiable assets:
   Newspapers                   91,902     89,473     90,872
   Broadcasting                189,344    192,596    200,679
   Cable                       278,168    256,990    251,700
   Entertainment                51,840     50,222     35,792
   Security                     60,543     47,336     31,894
                               671,797    636,617    610,937
   Corporate                    12,181     18,557     17,008
                              $683,978    655,174    627,945


                  MULTIMEDIA, INC. AND SUBSIDIARIES
                                36

                 1994 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 The Company operates principally in five industries:
newspapers, broadcasting, cable television, entertainment and security alarms. Newspaper operations involve the publication and distribution of both daily and non-daily newspapers from which revenues are derived primarily from circulation and the sale of advertising linage.
Broadcasting operations involve the sale of time to adver-tisers and network revenue. Cablevision operations involve the provision of broadcast signals of television and radio stations owned by others to subscribers whose monthly payments are the primary source of revenues.
Entertainment operations generate revenue from program-ming, talent and production operations. Security operations involve the monitoring, installation and servicing of secu-rity systems. Operating profit is total revenues less operating expenses. Interest expense, net other income
(expense) and income taxes have been excluded in comput-ing operating profit. Identifiable assets by industry segment represent those assets used in the Company's oper-ations in that segment.


(15) CASH FLOW INFORMATION
Net cash provided by operating activities is further analyzed as follows:


(In thousands)                        1994          1993         1992
Operating profit plus depreciation,
   amortization and amortization
   of stock options:
   Newspapers                       $ 51,295       43,716       43,660
   Broadcasting                       60,356       47,847       48,079
   Cable                              84,124       85,462       73,079
   Entertainment                      53,232       65,309       57,801
   Security                            9,098        5,978        4,458
   Corporate                         (11,869)      (9,354)      (7,609)
                                     246,236      238,958      219,468
Cash payments for interest           (58,358)     (61,636)     (72,649)
Cash payments for taxes,
   net of refunds                    (58,431)     (32,016)     (33,275)
Amortization of program rights        13,189       14,035       18,277
Other                                   (536)      (1,293)         771
Net cash flows provided by
   operating activities             $142,100      158,048      132,592

The Company entered into contracts for program rights totaling $12,052,000, $12,977,000 and $14,218,000 for 1994, 1993 and 1992, respectively, which are not reflected in the consolidated statements of cash flows or the above schedule.

(16) COMMITMENTS
At December 31, 1994, the Company had commitments for purchases of syndicated television programming of $27.2 million through 2000 and commitments for purchases of property, plant and equipment of $17.0 million ($13.9 million relates to construction of a new production facility at the Company's Montgomery, Alabama, newspaper oper-ation). Commitments relating to rebuilds and upgrades to cable franchises to be performed through 1996 were approx-imately $12.7 million at year-end.

In addition, the Company periodically enters into contractual agreements with talent in the entertainment and broadcasting businesses.

During the first quarter of 1995, the Company com-pleted the trade of certain of the Company's cable systems in Oklahoma and Illinois with 40,500 cable subscribers for Telecommunications, Inc.'s cable systems in Wichita, Kansas, with 50,400 subscribers. The Company paid $12.4 million in cash as part of this transaction. The transaction will be accounted for as a nonmonetary transaction.



                        MULTIMEDIA, INC. AND SUBSIDIARIES
                                      37

                       INDEPENDENT AUDITORS' REPORT


THE BOARD OF DIRECTORS AND STOCKHOLDERS

MULTIMEDIA,  INC.:

We have audited the accompanying consolidated balance sheets of Multimedia, Inc. and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of earnings, stockholders' equity (deficit) and cash flows for each of the years in the three year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's manage-ment. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with gener-ally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assess-ing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Multimedia, Inc. and subsidiaries at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1994 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of account-ing for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's SFAS No. 109,
ACCOUNTING FOR INCOME TAXES. As discussed in Note 1, the
Company also adopted in 1993 the provisions of the Financial Accounting Standards Board's SFAS No. 106,
EMPLOYERS' ACCOUNTING FOR POSTRETIREMENT BENEFITS OTHER
THAN PENSIONS.

(KPMG Peat Marwick LLP signature appears here)

 KPMG Peat Marwick LLP
 Greenville, South Carolina
 February 10, 1995